Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-146300 of Energy Transfer Equity, L.P.
(2) Registration Statement on Form S-8 No. 333-146298 pertaining to the Employees' Savings Plan of Energy Transfer Equity, L.P.

of our reports dated March 1, 2013, with respect to the consolidated financial statements of Sunoco Logistics Partners L.P., and the effectiveness of internal control over financial reporting of Sunoco Logistics Partners L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
March 1, 2013